Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

E*TRADE FINANCIAL CORPORATION

(a Delaware corporation)

as of August 8, 2012

ARTICLE 1

STOCKHOLDERS

Section 1.01. Time and Place of Meetings. All meetings of stockholders shall be held at such place within or outside the State of Delaware and at such time, as may be designated from time to time by the Board of Directors or the Chief Executive Officer or an officer authorized by the Board of Directors to make such designation.

Section 1.02. Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held each year on such date and at such time as the Board of Directors or an officer authorized by the Board of Directors determines. If this date shall fall upon a legal holiday at the place of the meeting, then such meeting shall be held on the next succeeding business day at the same hour. If no annual meeting is held in accordance with the foregoing provisions, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient.

Section 1.03. Special Meetings. Special meetings of stockholders may be called only in accordance with Article SIXTH of the Certificate of Incorporation as it may be amended from time to time (the “Certificate of Incorporation”). Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 1.04. Notice of Meetings and Adjourned Meetings; Waivers of Notice.

(a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date, and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice shall be given not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by the Delaware General Corporation Law (“Delaware Law”).

(b) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 days, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, shall be given to each stockholder in conformity herewith. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and, except as otherwise required by law, shall not be more than 60 nor less than 10 days before the date of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting. The officer presiding at any meeting shall have the power to adjourn the meeting to another place, if any, date and time.

(c) A written waiver of any such notice signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 1.05. Quorum. Unless or except to the extent that the presence of a larger number may be required by law, the rules of any stock exchange upon which the corporation’s securities are listed, the Certificate of Incorporation or these Bylaws, the holders of a majority of the voting power of all of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for all purposes. If a quorum should fail to attend any meeting, the majority of the stockholders present, though less than a quorum, or the officer entitled to preside at or act as Secretary of the meeting may adjourn the meeting to another place.

Section 1.06. Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided in the Certificate of Incorporation or Delaware Law. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or may authorize another person or persons to vote or act for him by written proxy executed by the stockholder or his authorized agent and delivered to the Secretary of the corporation. No such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

Section 1.07. Action At Meeting; Majority Voting; Director Resignation Policy; Contested Elections; Treasury Stock.

(a) In all matters other than the election of directors, when a quorum is present at any meeting, the affirmative vote of the majority of the voting power present in person or represented by proxy and entitled to vote on the subject matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the affirmative vote of the majority of the voting power of that class present in person or represented by proxy and entitled to vote on the subject matter) shall decide any matter to be voted upon by the stockholders at such meeting, except when a different vote is required by express provision of any stock exchange upon which the corporation’s securities are listed, Delaware Law, the Certificate of Incorporation or these Bylaws.

(b) Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in the Certificate of Incorporation, to elect directors under specified circumstances and except as otherwise provided in paragraph (d) of this Section 1.07, each director shall be elected by the majority of the votes cast with respect to the director’s election at any meeting for the election of directors at which a quorum is present. For purposes of paragraphs (b) and (c) of this Section 1.07, a majority of votes cast means that the number of votes “for” a director’s election must exceed 50% of the votes cast with respect to that director’s election. Any vote “against” a director’s election or “withheld” with respect to a director’s election will count as a vote cast; however, all “abstentions” and “broker non-votes” will be excluded from the calculation of votes cast with respect to that director’s election.

(c) The Governance Committee of the Board of Directors shall establish procedures under which any director who is not elected by the majority of the votes cast with respect to the director’s election in an election governed by paragraph (b) of this Section 1.07 shall offer to tender his or her resignation to the Board of Directors.

(d) If, on the last day by which stockholders may submit notice to nominate a person for election as a director pursuant to Section 1.08(b) of this Article 1, the number of nominees for any election of directors exceeds the number of directors to be elected, each director shall be elected by the plurality of the votes cast with respect to the director’s election.

Section 1.08. Advance Notice of Stockholder Nominees and Stockholder Business.

(a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the proxy materials for the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder of record of the corporation (a “Record Stockholder”) at the time of the giving of the notice required in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 1.08(a). For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a stockholder to propose business (other than business included in the corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “1934 Act”)) at an annual meeting of stockholders.

For business to be properly brought before an annual meeting by a Record Stockholder pursuant to this Section 1.08(a), (a) the Record Stockholder must have given timely notice thereof in writing to the Secretary of the corporation, (b) any such business must be a proper matter for stockholder action under Delaware law, and (c) the Record Stockholder and the beneficial owner, if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with the representations set forth in the Solicitation Statement required by this Section 1.08(a). To be timely, a Record Stockholder’s notice must be received by the Secretary at the principal executive offices of the corporation not later than the close of business one hundred and twenty (120) days nor earlier than the close of business one hundred and fifty (150) days prior to the one year anniversary of the first mailing of proxy statement relating to the preceding year’s annual meeting; provided, however, that, subject to the last sentence of this paragraph, in the event that no annual meeting was held in the previous year or the meeting is convened more than thirty (30) days before or after the one year anniversary of the previous year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business one hundred and fifty (150) days prior to the annual meeting and not later than the close of business one hundred and twenty (120) days prior to the annual meeting or, in the event public announcement of the date of such annual meeting is first made by the corporation fewer than one hundred and thirty (130) days prior to the date of the annual meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall an adjournment, or postponement of an annual meeting for which notice has been given, commence a new time period for the giving of a Record Stockholder’s notice.

Such notice shall set forth as to each matter the Record Stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment, (ii) the name and address, as they appear on the corporation’s books, of the stockholder and any beneficial owner, if any, on whose behalf the proposal is made proposing such business, (iii) as to the Record Stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (each, a “party”): (A) the class, series and number of shares of the corporation which are owned beneficially and of record by each such party; (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the corporation, (D) any short interest in any security of the corporation held by each such party (for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the corporation of Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than 10 days after the record date for determining the stockholders entitled to vote at the meeting; provided, that if such date is after the date of the meeting, not later than the day prior to the meeting); (iv) any material interest of the stockholder and any beneficial owner on whose behalf the proposal is made in such business, (v) a representation that the stockholder is a holder of record or stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (vi) a representation that the stockholder or the beneficial owner, if any, intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal (the “Solicitation Statement”), and (vii) any other information that is required to be provided by the stockholder pursuant to the 1934 Act, in his or her capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder’s meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 1.08(a). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 1.08(a), and, if he or she should so determine, such chairman shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

(b) Only persons who are nominated in accordance with the procedures set forth in this Section 1.08(b) shall be eligible for election as directors. To be properly brought before an annual meeting, nominations must be: (A) specified in the proxy materials for the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a Record Stockholder at the time of giving notice who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 1.08(b).

For nominations to be properly brought before an annual meeting by a Record Stockholder pursuant to clause (C) of the foregoing paragraph, (a) the Record Stockholder must have given timely notice thereof in writing to the Secretary of the corporation, and (b) the Record Stockholder and the beneficial owner, if any, on whose behalf such nomination is made, must have acted in accordance with the representations set forth in the Nomination Solicitation Statement required by this Section 1.08(b). To be timely, a Record Stockholder’s notice shall be received by the Secretary at the principal executive offices of the corporation within the time frames set forth in this Section 1.08(b) with respect to stockholder business proposals.

Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board of Directors made by the corporation at least ten (10) days before the last day a Record Stockholder may deliver a notice of nomination in accordance with the preceding sentence, a Record Stockholder’s notice required by this Section 1.08(b) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation. In no event shall an adjournment, or postponement of an annual meeting for which notice has been given, commence a new time period for the giving of a Record Stockholder’s notice.

Such Record Stockholder’s notice shall set forth: (1) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class, series and number of shares of the corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected), and (2) as to such Record Stockholder or beneficial owner, if any, on whose behalf the nomination is being made, the information required to be provided pursuant to clauses (ii) and (iii) of the second paragraph of Section 1.08(a), and (3) a statement whether or not the Record Stockholder or beneficial owner, if any, will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of capital stock of the corporation reasonably believed by the Record Stockholder or beneficial holder, as the case may be, to be sufficient to elect the nominee or nominees proposed to be nominated by the Record Stockholder (such statement, a “Nomination Solicitation Statement”). At the request of the Board of Directors, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 1.08(b). The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he or she should so determine, such chairman shall so declare at the meeting, and the defective nomination shall be disregarded. Any nominee also must submit a statement that, if elected, the director intends to tender, promptly following such person’s election or reelection, an irrevocable resignation effective upon such person’s failure to receive the required vote for reelection at the next meeting at which such person would face reelection and upon acceptance of such resignation by the Board of Directors, in accordance with the policies and procedures adopted by the Governance Committee of the Board of Directors for such purpose pursuant to Section 1.07(c) of this Article 1.

(c) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (a) by or at the discretion of the Board of Directors or (b) by any stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who delivers a written notice to the Secretary setting forth the information set forth in Section 1.08(b) of this Article I. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders only if such stockholder of record’s notice required by the preceding sentence shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting. In no event shall an adjournment, or postponement or a special meeting for which notice has been given, commence a new time period for the giving of a stockholder of record’s notice. A person shall not be eligible for election or reelection as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board of Directors or (ii) by a stockholder of record in accordance with the notice procedures set forth in this Article I.

ARTICLE 2

DIRECTORS

Section 2.01. General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by Delaware Law, the Certificate of Incorporation or these Bylaws.

Section 2.02. Number; Election; Tenure and Qualification. Subject to amendment in accordance with Article FIFTH of the Certificate of Incorporation, the number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors but shall not be less than six or more than twelve. Except as otherwise provided in the Certificate of Incorporation, each Director elected shall hold office until the next annual meeting of stockholders and their successors shall be elected in accordance with Article SEVENTH of the Certificate of Incorporation. Directors need not be stockholders of the corporation

Section 2.03. Vacancies. Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board of Directors, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected by the Board of Directors in accordance with the preceding sentence shall hold office for a term expiring at the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified, or until such director’s earlier death, resignation or removal.

Section 2.04. Resignation. Any director may resign upon notice in writing or by electronic transmission to the Board of Directors, the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event or events.

Section 2.05. Removal. Any director or the entire Board of Directors may be removed only as permitted by Delaware Law and Article SEVENTH of the Certificate of Incorporation.

Section 2.06. Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

Section 2.07. Special Meetings. Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware, designated by the Chairman of the Board, two or more directors, the Chief Executive Officer, the Secretary or Assistant Secretary on the written request of two directors.

Section 2.08. Notice of Special Meetings. Notice of any special meeting of directors shall be given to each director by the Secretary, Assistant Secretary or one of the directors calling the meeting. Notice shall be given to each director in person, by telephone, by facsimile transmission, by electronic mail or by telegram sent to his or her facsimile number, electronic mail address, or business or home address, as applicable at least 12 hours in advance of the meeting, or by written notice mailed to his or her business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

Section 2.09. Meetings by Telephone Conference Calls. Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

Section 2.10. Quorum. Except as otherwise provided by the Certificate of Incorporation, a majority of the total number of directors then authorized shall constitute a quorum at all meetings of the Board of Directors. To the fullest extent permitted by law, in the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

Section 2.11. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by Delaware Law, the Certificate of Incorporation or these Bylaws.

Section 2.12. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the Board of Directors or committee.

Section 2.13. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to Delaware Law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors.

Section 2.14. Compensation for Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine.

ARTICLE 3

OFFICERS

Section 3.01. Enumeration. The officers of the corporation shall consist of a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a Secretary, and such other officers with such other titles as the Board of Directors shall determine, including, one or more Executive Vice Presidents and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

Section 3.02. Election. The Chief Executive Officer, the Chief Financial Officer and the Secretary shall be elected by the Board of Directors. Other officers may be appointed by the Board of Directors.

Section 3.03. Qualification. The Chief Executive Officer need not be a director. No officer needs to be a stockholder. Any two or more offices may be held by the same person, except that no one person shall hold the offices and perform the duties of Chief Executive Officer and Secretary.

Section 3.04. Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal.

Section 3.05. Resignation and Removal. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

The Board of Directors, or a committee duly authorized to do so, may remove any officer with or without cause. Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the corporation.

Section 3.06. Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason in such manner as the Board of Directors shall determine. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.

Section 3.07. Powers and Duties. The Secretary shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The officers of the corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.

Section 3.08. Salaries. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

ARTICLE 4

CAPITAL STOCK

Section 4.01. Certificates of Stock. Every holder of stock of the corporation represented by certificates shall be entitled to have a certificate in such form as may be prescribed by Delaware Law and by the Board of Directors, certifying the number and class of shares owned by him in the corporation. Each such certificate shall be signed by, or in the name of the corporation by, the Chairman of the Board of Directors or the President, and by the Treasurer or Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation. Any or all of the signatures on the certificate may be a facsimile.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the Bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate.

Section 4.02. Transfers. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by Delaware Law, by the

Certificate of Incorporation or by these Bylaws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these Bylaws.

Section 4.03. Lost, Stolen or Destroyed Certificates. The corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.

Section 4.04. Record Date. In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section at the adjourned meeting.

In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE 5

INDEMNIFICATION

Section 5.01. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding,

whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the corporation or is or was serving at the request of the corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith. Notwithstanding any other provision of this Article 5, (1) except as provided in Section 5.03 with respect to proceedings to enforce rights to indemnification and advancement, the corporation shall indemnify, and advance expenses pursuant to Section 5.02 to, any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation; and (2) the corporation’s obligations under this Article shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the corporation or any other person.

Section 5.02. Right to Advancement of Expenses. In addition to the right to indemnification conferred in 5.01, an indemnitee shall also have the right to be paid by the corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 5.02 or otherwise.

Section 5.03. Right of Indemnitee to Bring Suit. If a claim under Section 5.01 or 5.02 is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware Law. Neither the failure of the corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware Law, nor an actual determination by the corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 5 or otherwise shall be on the corporation.

Section 5.04. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article 5 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or directors or otherwise.

Section 5.05. Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware Law.

Section 5.06. Indemnification of Employees and Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

Section 5.07. Nature of Rights. The rights conferred upon indemnitees in this Article 5 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article 5 that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

ARTICLE 6

GENERAL PROVISIONS

Section 6.01. Fiscal Year. Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the corporation shall end on December 31.

Section 6.02. Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.

Section 6.03. Execution of Instruments. The Chief Executive Officer, the Chief Financial Officer, any Executive Vice President or the Secretary, shall have power to execute and deliver on behalf and in the name of the corporation any instrument requiring the signature of an officer of the corporation, except as otherwise provided in these Bylaws, or where the execution and delivery of such an instrument shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

Section 6.04. Voting of Securities. Except as the directors may otherwise designate, the Chief Executive Officer, the Chief Financial Officer, any Executive Vice President, the Secretary may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization (except this corporation), the securities of which may be held by this corporation.

ARTICLE 7

AMENDMENTS

Section 7.01. By the Board of Directors. Subject to the provisions of the Certificate of Incorporation, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present; provided, however, that any Bylaw amendment adopted by the Board of Directors increasing or reducing the authorized number of Directors shall require the affirmative vote of two-thirds of the total number of directors which the corporation would have if there were no vacancies.

Section 7.02. By the Stockholders. Subject to the provisions of the Certificate of Incorporation, new Bylaws may be adopted or the Bylaws may be amended or repealed by the affirmative vote of the holders of at least 66-2/3rds percent of the combined voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.